Exhibit 3.1

                        ARTICLES OF RESTATEMENT
                                  OF
                            WLR FOODS, INC.

     Pursuant to Va.  Code Section 13.1-639 and  Section 13.1-711, WLR

Foods,  Inc. (the  Corporation) amends  and  restates its  Articles of

Incorporation as follows:

                              ARTICLE ONE
                                 NAME

     The name of the Corporation is WLR Foods, Inc.

                              ARTICLE TWO
                             CAPITAL STOCK

     Section One.  Authorized  Shares.  The total number  of shares of all  classes  of  capital  stock  which  the  Corporation  shall  have authority to issue is two hundred fifty million (250,000,000), divided into  fifty million (50,000,000) shares of preferred stock without par value,  one  hundred million  (100,000,000) shares  of  Class A Common

Stock,  no par value (Class A  Common Stock), and  one hundred million

(100,000,000) shares of  Class B Common  Stock, no par  value (Class B

Common Stock).

     Upon  the Articles of Amendment  of the Articles of Incorporation

becoming effective pursuant to the Virginia Stock Corporation Act (the

Effective  Time), and without  any further action  on the  part of the

Corporation or its shareholders, each whole share of the Corporation's

Common  Stock,  no  par value  (the  Old  Common  Stock), then  issued

(including  shares held  in  the treasury  of  the Corporation)  shall automatically be  reclassified, changed  and converted into  one fully paid and nonassessable share of  Class A Common Stock and certificates previously


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representing shares of Old  Common Stock shall be deemed  to represent the same number of shares of Class A Common Stock.

     (a)  Class A Common Stock and Class B Common Stock.

          (1)  The powers,  preferences  and  rights  of  the  Class A

Common Stock  and the  Class B Common Stock,  and the  qualifications,

limitations  or  restrictions  thereof,   shall  be  in  all  respects

identical, except  as otherwise required by law  or expressly provided in these Articles of Incorporation, as amended.

          (2)  (i)  At each annual or special meeting of shareholders,

each holder of Class A Common Stock shall be  entitled to one (1) vote in person  or by proxy for each share of Class A Common Stock standing in  his name  on  the stock  transfer records  of  the Corporation  in connection  with  the  election of  directors  and  all other  actions

submitted to  a vote of shareholders.   Each holder  of Class B Common

Stock shall be entitled to one-tenth of one vote in person or by proxy for each share  of Class B Common  Stock standing in  his name on  the stock  transfer records  of  the Corporation  in  connection with  the election of directors  and all other  actions submitted  to a vote  of shareholders;  except  as  otherwise  provided  by  this  Articles  of

Incorporation, as amended, and the Virginia Stock Corporation Act.

               (ii)      The holders of the Class B Common Stock shall

each be  entitled to vote separately  as a class only  with respect to

(A) proposals to change  the par  value of the  Class B Common  Stock,

(B) other amendments to these Articles  of Incorporation that alter or change the powers,  preferences or  special rights of  the holders  of

Class B Common Stock so as

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to  affect them adversely, and  (C) such other matters  as may require class voting under the Virginia Stock Corporation Act.

               (iii)     The  number of  authorized shares  of Class B

Common Stock may  be increased or decreased (but not  below the number of shares then outstanding) by the affirmative vote of the  holders of a majority of the Class A Common Stock.

          (3)  Dividends may be  declared and paid  to the holders  of the  Class A  Common  Stock and  the  Class B  Common  Stock in  cash,

property,  or other  securities  of the  Corporation  out of  any  net profits  or net assets of  the Corporation legally available therefor.

If  and when  dividends on  the Class A Common  Stock and  the Class B

Common Stock  are declared payable from  time to time by  the Board of

Directors, whether payable in cash, in property or in  shares of stock of the  Corporation, the holders of  the Class A Common  Stock and the holders  of  the  Class B Common  Stock  shall  be  entitled to  share equally,  on  a  per share  basis,  in  such  dividends, except  that,

dividends or other distributions payable on the Common Stock in shares of Common Stock shall be made  to all holders of Common Stock and  may be made (i) in shares of Class B Common Stock to the record holders of

Class A  Common  Stock and  to the  record  holders of  Class B Common

Stock, (ii) in shares of Class A Common Stock to the record holders of

Class A  Common Stock  and in  shares of Class B  Common Stock  to the record  holders  of  Class  B  Common Stock  or  (iii)  in  any  other authorized class  or series of  capital stock to  the holders  of both classes of Common Stock.

          (4)  (i)  All outstanding shares of Class B Common Stock may be converted into shares of Class A Common Stock on  a share-for-share basis by the Board of Directors if,

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as a result of the  existence of the Class B Common Stock,  either the

Class A  Common Stock or Class B Common Stock  is or both are excluded from  trading on  the  New York  Stock  Exchange, the  American  Stock

Exchange and all other principal national securities exchanges then in use and is also excluded from quotation on the National Association of

Securities Dealers  Automated Quotation System (NASDAQ)  and any other comparable national quotation system then in use.

               (ii) All  outstanding  shares of  Class B  Common Stock

shall be converted into shares of Class A Common Stock on a share-for-

share basis if at any time the number of outstanding shares of Class A

Common  Stock  as  reflected on  the  stock  transfer  records of  the

Corporation  falls below  10% of  the aggregate number  of outstanding

shares of  Class A  Common Stock  and of  Class B  Common Stock.   For

purposes of the  immediately preceding sentence, any shares  of Common

Stock  repurchased  by  the  Corporation shall  no  longer  be  deemed

"outstanding" from and after the date of repurchase.

               (iii)     In the event of any conversion of the Class B

Common Stock  pursuant to subdivision (4)(i)  or (4)(ii), certificates which formerly represented  outstanding shares of Class B Common Stock will thereafter  be deemed  to represent  a like  number of shares  of

Class A Common Stock and  all authorized shares of Common Stock  shall consist of only Class A Common Stock.

          (5)  (i)  If   any  person  or   group  acquires  beneficial

ownership of 30% or more of  the then issued and outstanding shares of

Class  A  Common  Stock after  the  Effective  Time  (other than  upon original issuance by the Corporation, by  operation of law, by will or the laws of  descent and distribution, by gift or  by foreclosure of a bona fide loan), and such person

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or  group (a  "Related  Person")  does not  own  an  equal or  greater percentage of the Class B Common Stock acquired after  the record date for  the first  issuance of  Class B  Common Stock  (the "Distribution

Date"),  such person or group  must, within a  90-day period beginning the day after becoming a Related Person, make a public tender offer in compliance  with  all  applicable  laws  and  regulations  to  acquire additional Class B Common Stock as provided  in this subsection (5) of

Article Two, Section One (a "Minority Protection Transaction").

               (ii)      In each Minority Protection  Transaction, the

Related Person must make a public tender offer  to acquire that number of  shares of Class B  Common Stock determined  by (A) multiplying the percentage of outstanding Class  A Common Stock beneficially owned  on such date and acquired after the Effective Time by such Related Person by the total number of  shares of Class B Common Stock  outstanding on the  date such  person  or  group became  a  Related  Person, and  (B)

subtracting therefrom the  total number  of shares of  Class B  Common

Stock  beneficially  owned  on  such   date  and  acquired  after  the

Distribution Date by such Related Person (including shares acquired on such date  at or  prior to  the  time such  person or  group became  a

Related  Person).  The Related Person must  acquire all of such shares validly tendered; provided, however,  that if the number of  shares of

Class B Common Stock tendered to the Related Person exceeds the number of shares required to be acquired pursuant to the formula set forth in this  clause (ii),  the  number of  shares  of  Class B  Common  Stock acquired from each tendering holder shall be pro rata in proportion to the  total number of  shares of Class  B Common Stock  tendered by all tendering holders.

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               (iii)     The  offer price  for any  shares of  Class B

Common Stock required to  be purchased by the Related  Person pursuant to this  provision shall be the  greater of (A) the  highest price per share paid by the Related Person for any share of Class A Common Stock in the six-month period ending on the date such person or group became a Related Person or  (B) the highest bid price  of a share of  Class A

Common Stock or  Class B Common  Stock on  the NASDAQ National  Market

System (or  such other  exchange or quotation  system as  is then  the principal  trading market for such shares) on  the date such person or group became a Related Person.  For purposes of clause (iv) below, the applicable  date  for  the  calculations  required  by  the  preceding sentence  shall  be  the date  on  which  the  Related Person  becomes required to engage in a Minority Protection Transaction.  In the event that the  Related Person has acquired Class A Common Stock in the six-

month period ending on the date such person or group becomes a Related

Person  for   consideration  other  than  cash,  the   value  of  such

consideration per share of Class A Common Stock shall be as determined in good faith by the Board of Directors.

               (iv)      A Minority Protection Transaction  shall also

be  required  to  be effected  by  any  Related  Person that  acquires beneficial ownership of the next higher integral multiple of 5% (e.g.,

35%, 40%, 45%, etc.) of the outstanding shares of Class A Common Stock after the  Effective Time  (other than  upon issuance  or sale  by the

Corporation, by operation  of law, by will or the  laws of descent and distribution, by gift, or by foreclosure of a bona fide  loan) if such

Related Person does not then own an equal or greater percentage of the shares of Class B  Common Stock acquired after the  Distribution Date.

Such Related Person shall be required to make a public tender offer to acquire that number of shares of Class B Common Stock

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prescribed by  the formula set  forth in  clause (ii) above,  and must acquire all shares validly tendered or a pro rata  portion thereof, as specified in said  clause (ii),  at the price  determined pursuant  to clause (iii) above.

               (v)  If  any  Related Person  fails  to  make an  offer

required by  this subsection  (5) of Article  Two, Section One,  or to purchase shares  validly tendered and not  withdrawn (after proration,

if any),  such Related Person shall not be entitled to vote any shares of Class A Common  Stock beneficially owned by such Related Person and acquired  by such Related Person  after the Effective  Time unless and until  such requirements  are complied  with or  unless and  until all shares of  Class A Common Stock  causing such offer requirement  to be effective are no longer beneficially owned by such Related Person.

               (vi)      The    Minority     Protection    Transaction

requirement shall not apply to any increase in percentage ownership of

Class A  Common Stock  resulting  solely from  a change  in the  total amount  of  Class  A  Common  Stock  outstanding,  provided  that  any acquisition after such  change which  results in any  person or  group owning 30% or more of the Class A Common Stock excluding, in the  case of the numerator but not of the denominator of the calculation of such percentage, shares of Class A Common Stock held by such Related Person immediately after the Effective Time, shall be subject to any Minority

Protection Transaction requirement that  would be imposed with respect to a  Related Person pursuant  to this subsection (5)  of Article Two,

Section One.

               (vii)     All calculations with  respect to  percentage

ownership of issued and  outstanding shares of either class  of Common

Stock will be based upon the numbers of issued

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and outstanding shares reported  by the Corporation on the  last filed of  (A) the Corporation's most recent  annual report on Form 10-K, (B)

its most recent Quarterly Report on Form 10-Q, or (C) if any, its most recent Current Report on Form 8-K.

               (viii)    For purposes of this  subsection (5) of  this

Article  Two, Section One, the  term "person" means  a natural person,

company,   government,   or    political   subdivision,   agency    or

instrumentality  of  a  government,  or  other  entity.    "Beneficial

ownership"  shall be  determined  pursuant to  Rule 13d-3  promulgated under the Securities Exchange Act of 1934, as  amended (the 1934 Act),

or  any successor regulation.  The formation or existence of a "group"

shall be  determined pursuant to Rule  13d-5(b) under the 1934  Act or any successor regulation.

          (6)       Upon any liquidation, dissolution or winding up of

the Corporation,  whether voluntary or involuntary,  the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock and the Class B Common Stock in accordance with their respective rights and interests.

          (7)       In  the event of a  merger or consolidation of the

Corporation  with  or  into  another   entity  (whether  or  not   the

Corporation  is the surviving entity),  the holders of  Class B Common

Stock shall be entitled to receive the same per share consideration as the per  share consideration, if  any, received  by any holder  of the

Class A Common Stock in such merger or consolidation.

          (8)       If  the  Corporation shall  in  any manner  split,

subdivide or combine the outstanding shares of Class A Common Stock or

Class B  Common Stock, the outstanding shares  of the other such class of Common Stock shall be proportionally subdivided or combined in the

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same manner and  on the same  basis as the  outstanding shares of  the other class of Common Stock have been split, subdivided or combined.

          (9)       No  holder of  shares of  Class A Common  Stock or

Class  B Common  Stock  shall, by  reason of  such  holding, have  any preemptive right to subscribe to any additional issue of stock  of any class  or  series of  the  Corporation  or  to  any  security  of  the

Corporation convertible into such stock.

          (10)      The  Board of  Directors shall  have the  power to

issue and  sell  all or  any  part of  any class  of  stock herein  or

hereafter  authorized   to  such  persons,   firms,  associations   or

corporations,  and for such  consideration as  the Board  of Directors shall from time to time, in its sole discretion, determine, whether or not greater consideration could be received upon the issue  or sale of the same number of shares of another class, and as otherwise permitted by law.

          (11)      The  Board of  Directors shall  have the  power to

purchase any class of  stock herein or hereafter authorized  from such

persons,   firms,   associations  or   corporations,   and  for   such

consideration as the Board  of Directors shall  from time to time,  in its  sole discretion,  determine,  whether or  not less  consideration could  be paid  upon the  purchase  of the  same number  of shares  of another class, and as otherwise permitted by law.

     Section Two.   Preferred Stock.   The  Board of Directors  of the

Corporation is authorized  at any time or from time  to time to divide the shares  of preferred stock into classes and into series within any class or classes  of preferred stock; to determine for  any such class

or   series  its   designation,  relative   rights,  preferences   and

limitations; to determine  the number of shares  in any such  class or series (including  a  determination that  such class  or series  shall consist of a single


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share); to increase  the number of shares of any  such class or series previously determined by it and to decrease such previously determined number of shares to a  number not less than that of the shares of such class  or series then outstanding; to change the designation or number of  shares, or the relative rights, preferences and limitations of the shares,  of any theretofor established  class or series,  no shares of which have been issued; and to  cause to be executed and filed without further  approval of the shareholders  such amendment or amendments to these  articles  of  incorporation as  may  be  required  in order  to accomplish  any of the foregoing.  In particular, but without limiting the  generality of the foregoing, the Board of Directors is authorized to  determine with  respect to  the share  of any  class or  series of preferred stock:

     (a)  whether the holders thereof shall be entitled to cumulative,

non-cumulative or  partially cumulative  dividends or to  no dividends and, with respect to  shares entitled to dividends, the  dividend rate or rates (which  may be fixed  or variable and  may be made  dependent upon facts ascertainable outside of the articles of incorporation) and any other terms and conditions relating to such dividends;

     (b)  whether  the holders  thereof shall  be entitled  to receive dividends payable on a parity with  or subordinate or in preference to the dividends  payable on any other  class or series of  shares of the

Corporation;

     (c)  whether,  and if  so  upon what  terms  and conditions,  the holders  thereof shall  be  entitled to  preferential rights  upon the liquidation  of,  or  upon any  distribution  of  the  assets of,  the

Corporation;

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     (d)  whether, and  if so  upon what  terms  and conditions,  such shares shall be convertible into other securities;

     (e)  whether,  and if  so upon  what  terms and  conditions, such shares shall be redeemable;

     (f)  the  terms and amount of  any sinking fund  provided for the purchase or redemption of such shares; and

     (g)  the voting rights, if  any, to be enjoyed by such shares and the terms and conditions for the exercise thereof.

     Section  Three.  Preemptive Rights.   No holder  of any shares of

common or preferred  stock of the Corporation shall have  any right as such holder (other than such right, if any, as the  Board of Directors in its  discretion  may  determine)  to  purchase,  subscribe  for  or otherwise  acquire  any unissued  shares,  or  any option  rights,  or securities having conversion or option rights, of the Corporation  now or hereafter authorized.


                             ARTICLE THREE
                          BOARD OF DIRECTORS

     Section One.  Term.  Commencing with the election of directors at the annual meeting  of shareholders  in 1990, the  directors shall  be divided into three Classes,  A, B, and C, as nearly equal in number as possible following such procedure as shall be established by the Board of Directors.  The initial term of office for members of Class A shall expire at the annual meeting of shareholders in 1991; the initial term of office for members of Class B shall expire at the annual meeting of shareholders in 1992;  and the initial  term of office for  members of

Class C



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shall expire at the annual  meeting of shareholders in 1993.   At each

annual meeting  of shareholders following  such initial classification and election,  successive elections  of those directors,  or directors elected to succeed  those directors, shall  be selected for a  term of

office  to   expire  at  the   third  succeeding  annual   meeting  of

shareholders after their  election and shall  continue to hold  office until their respective  successors are elected and  qualify.  However,

any director named between any annual meeting of shareholders shall be for the term ending with the next annual meeting of  shareholders.  If the  number of directors fixed  by the bylaws  increases or decreases,

all Classes of directors shall be increased or decreased as equally as possible.

     Section  Two.   Removal.   Shareholders  may  remove one  or more

directors only  with cause, defined  as willful misconduct  or knowing violation of  criminal law or of any  federal or state securities law.

However, shareholders may remove one or more directors with or without cause upon a recommendation  for removal without cause from  the Board of Directors passed by a two-thirds vote of the Board of Directors.

                             ARTICLE FOUR
                              AMENDMENTS

     Section  One.    Articles  of Incorporation.    The  Articles  of

Incorporation  of the Corporation shall be amended by approval of each voting group  entitled to vote on  the amendment by a  majority of all votes entitled to be cast by the voting group, provided such amendment

has  been   recommended  for  approval  to  the  shareholders  of  the

Corporation by a majority of the Board of Directors.


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     Section Two.  Bylaws  The  Bylaws may be amended, in whole  or in part, by a two-thirds (2/3) vote of  the Board of Directors, or by the holders of two-thirds  (2/3) of all  shares entitled to  vote by  each voting group of the shareholders of the Corporation, at any meeting of the Board of  Directors or of  the shareholders, as  the case may  be,

except that the shareholder  vote for Bylaw amendments that  have been recommended  to the  shareholders by  a two-thirds  (2/3) vote  of the

Board of Directors shall require only a majority of all votes entitled to be cast by each voting group.  Bylaws made or  amended by the Board of  Directors may be altered or repealed by the shareholders according to this  Section, but shall  remain in  effect unless  and until  such action be taken by the shareholders.


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